AMENDMENT NO. 3 TO
                          AGREEMENT AND PLAN OF MERGER

         This AMENDMENT NO. 3 is dated as of September 28, 2001 (the "Amendment") and is made among Vizacom Inc., a Delaware corporation ("Buyer"), PWR Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Buyer ("Merger Sub"), PC Workstation Rentals, Inc. d/b/a PWR Systems, a New York corporation ("Seller"), and Vincent DiSpigno and David Salav (the "Seller Stockholders"). This Amendment amends the Agreement and Plan of Merger dated February 28, 2000 (the "Agreement") among the parties, which Agreement was amended by Amendment No. 1 thereto dated as of March 27, 2000, and by Amendment No. 2 thereto dated as of January 10, 2001.

         WHEREAS, on March 27, 2000, Seller merged with and into Merger Sub, which simultaneously changed its name to PWR Systems, Inc. (the "Surviving Corporation"), pursuant to the terms of the Agreement;

         WHEREAS, the Agreement provides for the issuance of additional shares of common stock, par value $.001 per share of the Buyer (the "Common Stock") to the Seller Stockholders in certain instances;

         WHEREAS, on September 14, 2001, the Board of Directors of the Surviving Corporation determined that the Surviving Corporation did not have sufficient working capital to allow the Operating Profit of the Base Business to increase by 50% during its fiscal year ended December 31, 2001;

         WHEREAS, on September 14, 2001, the Board of Directors of Buyer (the "Board") authorized the issuance of 104,790 shares of Common Stock to each of the Seller Stockholders pursuant to Section 5.14(b) of the Agreement, subject to stockholder approval;

         WHEREAS, the parties desire to amend the Agreement as set forth herein.

         NOW, THEREFORE, in consideration of the premises, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

         1. In lieu of any payment to the Seller Stockholders pursuant to
Section 1.13 or 5.14(b) of the Agreement in respect of the Surviving Corporation's 2002 fiscal year, the Buyer shall pay to the Seller Stockholders, as additional consideration on account of the purchase price, an aggregate amount equal to 35% of the amount by which the net income of the Surviving Corporation for each fiscal quarter during the Surviving Corporation's 2002 fiscal year exceeds the following amounts:

                 Fiscal Quarter              Net Profit in Excess of
                 --------------              -----------------------
                 Q1 2002                     $100,000

                 Q2 2002                     $150,000

                 Q3 2002                     $200,000

                 Q4 2002                     $200,000


The payments due pursuant to this Section 1 shall be paid in equal amounts to each Seller Stockholder within 45 days after the end of each such fiscal quarter. In no event shall the Seller Stockholders be entitled to, and in no event shall Buyer pay to the Seller Stockholders, in the aggregate, amounts pursuant to this Section 1 which, when combined with salary and bonus, exceed the sum of $800,000 in respect of Buyer's 2002 fiscal year. For purposes hereof, the net income of the Surviving Corporation shall mean the net income of the Surviving Corporation before (a) amortization of business processes and methodologies, workforce and customer lists, (b) allocated corporate overhead (other than direct costs of the Surviving Corporation which may be paid by Buyer on behalf of the Surviving Corporation, such as medical claims and commercial and casualty insurance), (c) interest attributable to the Second Amended and Restated Promissory Notes, of even date herewith, made by the Surviving Corporation in favor of the Seller Stockholders, and (d) any bonuses payable to the Seller Stockholders in accordance with Section 4(b) of the Employment Agreements dated as of March 27, 2000 between each of the Selling Stockholders and Buyer or Section 1(b) of the Amendment No. 1 to each of such Employment Agreements, of even date herewith, and any amounts payable to the Seller Stockholders pursuant to this Section 1.

     2. The RE Notes in favor of each of the Seller Stockholders, which were each made pursuant to Section 4.1.2 of the Agreement and each in the original principal amount of $444,319, as previously amended and restated, shall be amended and restated by, and exchanged for, new RE Notes, each in the principal amount of $153,412, in the forms attached hereto as Exhibits A and B, respectively. Each of the Seller Stockholders hereby waives any prior default arising under the original RE Notes, as previously amended and restated, in respect of any default by the Surviving Corporation under any of its obligations to IBM Credit Corp. and/or JP Morgan Chase Bank or otherwise.

     3. Buyer and the Seller Stockholders shall execute and deliver to each other Amendment No. 1 to Employment Agreement and the Security Agreement (the "Security Agreement") attached hereto as Exhibits C and D, respectively.

     4. This Amendment shall be effective on October 1, 2001.

     5. In the event that a "Reversion Event" (as defined below) has occurred, then:

        (a) The amendments to the Agreement provided for in Section 1 of this Amendment shall automatically terminate; and

        (b) The provisions of Sections 1.13 and 5.14(b) of the Agreement shall become effective de novo as of April 1, 2002; and

        (c) The Buyer shall, without further notice, promptly pay to the Seller Stockholders, and the Seller Stockholders shall be entitled to receive, within ten days after the happening of a Reversion Event, all amounts to which they would otherwise have been entitled pursuant to the Agreement, had this Amendment not been executed; and

        (d) The security interest of Seller Stockholders contemplated by the Security Agreement shall automatically terminate, and Seller Stockholders shall immediately upon receipt of the payment referred to in (c) above execute and deliver to Buyer a UCC-3 termination statement terminating such security interest.

     5.1 For purposes of this Amendment, the term "Reversion Event" shall mean any or all of the following events:

         (i) The merger contemplated by the Letter of Intent (the "LOI"), dated September 7, 2001, between the Buyer and SpaceLogix, Inc. has not been consummated on or before April 1, 2002; or

         (ii)  The  Surviving  Corporation  does   not  receive   $1,000,000  in
working capital from the proceeds of the bridge loan, private placement or other transactions contemplated by the LOI, on or before April 1, 2002; or

         (iii) If working capital is removed from the Surviving Corporation at any time on or after April 1, 2002 to an extent that it has not retained such $1,000,000 in working capital from the proceeds of the bridge loan, private placement or other transactions contemplated by the LOI, due to payments made by or on behalf of Surviving Corporation to Buyer or its other subsidiaries (other than normal inter-company management fee payments).

     6. All capitalized terms used herein without definition shall have the meaning ascribed to them in the Agreement.

     7. Except as expressly amended hereby, the reaffirm and ratify all terms and provisions of the Agreement.

     8. The Amendment may be executed by the parties hereto in one or more counterparts, all of which shall be considered one and the same agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be signed by themselves or their duly authorized respective officer, all as of the date first written above.



                                        VIZACOM INC.


                                        By:      /s/ Alan Schoenbart
                                           -------------------------------------
                                           Name:     Alan Schoenbart
                                           Title:    CFO



                                        PWR SYSTEMS, INC.


                                        By:        /s/ Alan Schoenbart
                                           -------------------------------------
                                           Name:   Alan Schoenbart
                                           Title:


                                        SELLER STOCKHOLDERS


                                                /s/ Vincent DiSpigno
                                        ----------------------------------------
                                        Vincent DiSpigno

                                                /s/ David N. Salav
                                        ----------------------------------------
                                        David N. Salav